Exhibit 4.4

NEITHER THIS SECURITY NOR THE SECURITIES EXERCISABLE HEREUNDER HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Warrant No. ______	Void after 5:00 p.m. Eastern Time on
____ _, 202_[1] (the “Expiration Date”)

______ __, 202_ (“Issuance Date”)2

FLEWBER GLOBAL INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant is issued to _________ (the “Holder”) by FLEWBER GLOBAL INC., a Delaware corporation (the “Company”), pursuant to the terms of that certain Securities Purchase Agreement, dated as of , 2023, by and among the Company, the Holder and the other investors signatory thereto (the “Purchase Agreement”). All terms not defined herein shall have the meanings given to those terms in the Purchase Agreement.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to _____________ (___)3 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at the Exercise Price.

2. Exercise Period. This Warrant shall vest and become exercisable immediately for up to all _________ (___)3 shares of Common Stock (the “Warrant Shares”) and may be exercised at any time, thereafter, until the Expiration Date.

[1]	Note to Draft: Five years after date of issuance of Warrant.

[2]	Note to Draft: The issuance date of this Warrant will be the date of the closing of the IPO.

[3]	Note to Draft: Equal to 100% of the number of Conversion Shares (as defined in the Purchase Agreement and determined based on 75% of the initial public offering price of the Company’s securities in the IPO).

3. Exercise Price.

(a) The initial Exercise Price of this Warrant shall be $___4 per share as adjusted for stock splits, stock dividends, combinations and the like.

(b) Cashless Exercise. If, at the time after the date that is three (3) months after the Issuance Date of this Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 4 hereafter on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 4 hereafter on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 4 hereafter or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 4 hereafter after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 3(b).

[4]	Note to Draft: Equal to the Conversion Price (as defined in the Purchase Agreement and determined based on 75% of the initial public offering price of the Company’s securities in the IPO).

4. Method of Exercise. While this Warrant remains outstanding and is exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of this Warrant, together with a Notice of Exercise, in the form of Exhibit A annexed hereto (“Notice of Exercise”) to the Secretary of the Company at its principal offices during normal business hours on any business day prior to the Expiration Date; and

(b) the payment to the Company (other than in the case of a cashless exercise) of an amount equal to the aggregate Exercise Price for the number of shares of Common Stock being purchased in the form of cash or certified or bank check payable to the order of the Company.

The Company agrees that the shares of Common Stock issuable upon exercise of this Warrant shall be deemed to be issued to the Holder as the record holder of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Notwithstanding the foregoing, no such surrender shall be effective to constitute the Person entitled to receive such Warrant Shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five (5) Business Days); but any such surrender of this Warrant for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant was surrendered and for the number of Warrant Shares and at the Exercise Price in effect at the date of such surrender. This Warrant and all rights hereunder shall expire on the Expiration Date, and shall be wholly null and void and of no value to the extent this Warrant is not exercised before it expires.

5. Certificates for Common Stock. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of shares of Common Stock so purchased shall be issued as soon as practicable thereafter, and in any event within five (5) Business Days of the delivery of the exercise notice and other deliverables required herein. Notwithstanding the foregoing, the Company, at its sole discretion, may elect to issue the Warrant Shares so exercised in uncertificated, book entry form on the books and records of the Company.

6. Issuance of Common Stock. The Company covenants that the shares of Common Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof; provided, however, that the Holder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder as reflected upon the books of the Company.

7. Adjustment of Exercise Price and Number of Shares of Common Stock. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a Holder of the same number of shares of Common Stock as were purchasable by the Holder of this Warrant immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

(d) No Fractional Shares or Scrip. If as a result of any adjustment pursuant to this Section 8, the Holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number of shares of Common Stock issuable to the Holder.

8. Restrictive Legend. The shares of Common Stock received upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

9. Transfer of Warrant.

(a) Limitation on Transfer. The Holder shall not, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “Transfer”) this Warrant or any right, title or interest herein or hereto, except in accordance with the provisions of this Warrant. Any attempt to Transfer this Warrant, in whole or in part, or any rights hereunder in violation of the preceding sentence shall be null and void ab initio and the Company shall not register any such Transfer.

(b) Transfer Procedures. If the Holder wishes to Transfer this Warrant to a transferee (a “Transferee”) under this Section 9, the Holder shall give notice to the Company through the use of the assignment form attached hereto as Exhibit B of its intention to make any Transfer permitted under this Section 9 not less than five (5) Business Days prior to effecting such Transfer, which notice shall state the name and address of each Transferee to whom such Transfer is proposed. This Warrant may, in accordance with the terms hereof, be transferred in whole or in part. If this Warrant is transferred in whole, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee) which new Warrant shall cover the number of shares assigned. If this Warrant is transferred in part, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), each of which new Warrant shall cover the number of shares not so assigned and in respect of which no such exercise has been made in the case of the assignor and the number of shares so assigned, in the case of the assignee.

(c) Transfers in Compliance with Law: Substitution of Transferee. Notwithstanding any other provision of this Warrant, no Transfer may be made pursuant to this Section 9 unless (a) the Transferee has agreed in writing to be bound by the terms and conditions hereto, (b) the Transfer complies in all respects with the applicable provisions of this Warrant, and (c) the Transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company in its reasonable judgment, the transferring Holder shall supply to the Company (x) an opinion of counsel, at such transferring Holder's expense, to the effect that such Transfer complies with the applicable federal and state securities laws; and (y) a written statement to the Company, in such form as it may reasonably request, certifying that the Transferee is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

10. No Rights of a Stockholder. Except as described elsewhere herein, no holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

11. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the shares of Common Stock issuable upon exercise of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

12. Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the shares issuable upon the exercise of any purchase rights under this Warrant.

13. Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Holder with respect to the Warrant.

14. Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered as provided in Section 5.4 of the Purchase Agreement.

15. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Warrant then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

16. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant.

17. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant.

18. Amendment and Waiver. No provision of this Warrant shall be waived or modified without the written consent of the Company and the Holder.

19. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

[Signature Page Follows]

Issued this ___ day of _____, 202_

FLEWBER GLOBAL INC.

By:
	Name:	Marc Sellouk
	Title:	Chief Executive Officer

FLEWBER GLOBAL INC.

SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

EXHIBIT A TO WARRANT

NOTICE OF EXERCISE

TO: Flewber Global Inc.

1411 Broadway, 38th Floor

New York, NY 10018

Attention: Marc Sellouk

1. The undersigned hereby elects to purchase _______________ shares of Common Stock pursuant to the terms of the attached Warrant).

2. Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[   ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 3(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 3(b).

3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B TO WARRANT

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ___________ shares of Common Stock of Flewber Global Inc. to which the attached Warrant relates.

Dated: _________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: